Filed Pursuant to Rule 424(b)
Registration No.: 333-152312

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

610,000 SHARES OF COMMON STOCK BY SELLING SHAREHOLDERS
$0.02 Per Share

The selling shareholders are offering up to 610,000 shares of common stock, par value $0.001 of the Company. The selling shareholders will offer and sell their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2009.

TABLE OF CONTENTS

Summary Information	3
Risk Factors	6
Use of Proceeds	16
Determination of Offering Price	16
Forward-Looking Statements	17
Dilution	17
Selling Shareholders	18
Plan of Distribution	20
Description of Securities	21
Interest of Named Experts	22
Description of Business	23
Description of Property	30
Legal Proceedings	30
Executive Compensation	31
Directors, Executive Officers, Promoters, and Control Persons	33
Certain Relationships and Related Transactions	34
Security Ownership of Certain Beneficial Owners and Management	34
Disclosure of Commission Position on Indemnification for Securities Liabilities	35
Management's Discussion and Analysis of Financial Condition and Results of Operations	35
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	45
Market for Common Equity and Related Stockholder Matters	45
Where You Can Find More Information	46
Financial Statements	F1 - F25

PART I - INFORMATION REQUIRED IN PROSPECTUS

As used in this prospectus, the terms "we", "us", "our" and "Oakridge" mean Oakridge International Corporation, unless otherwise indicated.
All dollar amounts refer to U.S. dollars unless otherwise indicated.

SUMMARY INFORMATION AND RISK FACTORS

This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. We are a development stage company that has only recently begun operations. We have generated about $11,295 of revenues from our intended business activities to the date of this report, and we expect to generate additional revenue as we develop our business operations and implement our business plans. We have minimal assets and have incurred losses since inception.

Corporate Background

Oakridge International Corporation was incorporated under the laws of the State of Nevada on October 31, 2007. Our principle executive office is located Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong, and our telephone number is +1 (206) 424-7587. Our website is at www.oakridge88.com. However, the contents of the website is not included in this prospectus.

Oakridge International Corporation is a recycled industrial waste resale company specializing in recovering resources and products from wasted printed circuit boards and other electronic products and components. We trade in waste PCBs and plan to build our own recycle plant in Hong Kong and then USA subject to availability of resources. Our main operations and services will include acquisition and trading of recyclable materials such as scrap PCBs (including scrap PCBs from PCB factories, recycled electronic goods, and electronic waste traders). After we have built up our recycle plant, we will sell then precious materials recovered from recycled industrial waste printed circuit boards ("PCB") to customers in USA and China. We believe our major customers, will be smelters and recycled material traders in USA and China. We believe the use of recycled material is both environmentally friendly, and for many multinationals a key corporate responsibility objective to ensure their electronic products are environmentally friendly disposed and or treated. We believe this is also a key to today's competitive manufacturing process to not only lower costs but ensure that products are dealt with in an environmental friendly manner.

We are a development stage company that has generated modest revenues from operations since our incorporation on October 31, 2007. We have incurred losses since our inception. We have commenced trading operations and rely upon the trading operations and the sale of our securities and funds provided by management to cover expenses. We currently have two part time employee including our President who is also our only board member. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

Since our inception, we have been primarily engaged in business planning activities, including researching opportunities for sale of recycled material initially in China and USA, developing our economic models and financial forecasts, performing due-diligence regarding potential sources for recycled material acquisition, identifying technologies, potential customers, and raising capital. Through this process, we have signed an agreement to acquire the recyclable PCB technology which we are under process of performing our due diligence which we hope to complete by March 2009. In addition, we have identified a few suppliers of the scrap PCB and PCB plants which we plan to commence supplying to a recycle plant in the near future. In November 2008, we sold 36 tons of scrap PCB for about $11,295. The management has no plans nor intentions to merge the Company with an operating company.

The Offering
Securities Offered:	The selling stockholders are offering up to 610,000 shares of common stock.
Offering Price per Share:

The selling shareholders will sell the shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board.

Shares Outstanding Prior to Offering:	5,260,000 shares.
Shares Outstanding After Offering:	5,260,000 shares
Market for the Common Shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry regulatory Authority (FINRA) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of Proceeds:	We will not receive proceeds from the sale of the common stock by the selling shareholders.
Offering Period:

The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering:	The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus.

Financial Summary
Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

CONSOLIDATED BALANCE SHEET

	September 30, 2008 (Unaudited)	June 30, 2008 (Audited)
TOTAL ASSETS
Total current liabilities	$16,552	$16,733
Deficit accumulated during development stage	(9,473)	(6,142)
Total Stockholders' Equity	12,000	12,100
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,552	$16,733
	=============	=============

CONSOLIDATED STATEMENT OF DEVELOPMENT STAGE EXPENSES

	Period from October 31, 2007 (Inception) Through September 30, 2008	Period from October 31, 2007 (Inception) Through June 30, 2008

DEVELOPMENT STAGE EXPENSES	$9,473	$6,142

Net loss	$(9,473)	$(6,142)
	=============	=============

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

We have experienced net losses and have not made any significant sales and revenue to date. Therefore, you should not rely on our historical results of operations as an indication of our future performance.

During the period from inception on October 31, 2007 through September 30, 2008, we incurred net losses of approximately $9,473. We had not made any sales and had no revenue during the period from inception on October 31, 2007 through September 30, 2008. In November 2008, the Company sold 36 tons of scrap PCBs for $11,295. Initially, our future success is dependent on our ability to the buy electronic waste (including PCBs) and the sale of recycled materials to China into a successful business, which depends upon locating sources of recycled PCBs, arranging shipping, locating customers and setting up the recycle plant. None of these factors is demonstrated by our historic performance to date and there is no assurance we will be able to accomplish them in order to sustain our operations. We may never develop profitable operations. As a result, there is no assurance of future successful performance of our business.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.

Our independent auditors have indicated in their audit report for the period ended at June 30, 2008 that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan and therefore an investor cannot determine if we will ever become profitable.

If we do not obtain additional financing, our business will fail.

We have determined our current operating funds are not sufficient to complete our intended business objectives. As of September 30, 2008, we had cash on hand in the amount of approximately $6,552. We will need to raise additional capital in order to cover the costs of implementing our business plan. We estimate that we will require to raise $315,000 to fully execute our operating plan. For the next 12 months, we will require about $25,000 to operate which is to pay for the ongoing corporate costs of annual filing fees, audit, accounting, and office related cost. We do not currently have any arrangements for financing and may not be able to find such financing if required. We currently do not have any significant operations and we have modest revenue. Our director, Mr. Ku, has indicated that he is prepared to lend to the Company up to $25,000 to cover our operating costs over the next 12 months, but there are no formal arrangements in this regard. He is not legally obligated to loan funds to the Company. There is no guarantee that we will receive such loans.

If we are not able to obtain agreements with suppliers of scrap PCBs, our business will fail.

As of the date of this filing, we have not entered into a formal agreement with any entity to acquire the scrap PCBs we intend to process at our own recycle plant or third party recycle plants. Even if we are able to reach an agreement with a material source, we may not be able to obtain the financing necessary to secure the scrap PCBs. If we are unable to locate suitable sources for scrap PCBs for our recycle plant, our business will fail.

If we cannot find customers in China to purchase precious metals recovered from the PCBs from us on acceptable terms, we will not be able to establish our business and thus it will fail.

Even if we secure scrap PCBs for recycle, we may not be able to secure purchasers for these precious metals recovered from the recycled PCBs on acceptable terms. Without purchasers in China for these precious metals, we will not be able to proceed with our business plan.

Because our officer and director owns 76.1% of our outstanding common stock, he could exercise significant control over corporate decisions that may be disadvantageous to minority shareholders.

Our officer and director, Sau Shan Ku, owns approximately 76.1% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to influence a change in control. The interests of our officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because management does not have any technical experience in the sale of recycled PCBs sector, our business has a higher risk of failure.

While management has training and experience in doing business in and with China, management does not have technical training in the field of recycled PCBs, and sale of precious metals. As a result, we may not be able to recognize and take advantage of opportunities in the recycled PCBs sector without the aid of qualified consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the recycled materials resale industry. Management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Because we will incur significant costs complying with our obligations as a reporting issuer, our ability to attain profitable operations will be adversely impacted.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. We anticipate that we will incur approximately $25,000 per year in order to comply with these reporting requirements. As our operations become more complex, it is anticipated that these costs will increase. These compliance costs will be charged to operations and will negatively impact our ability to attain profitable operations.

The person responsible for managing our business, Mr. Sau Shan Ku, may devote less than full time to our business, which may affect our future revenues.

We currently have two part time employees including Mr. Sau Shan Ku. Mr. Ku currently devotes 8 hours per week to our business. He anticipates that during the next 12 months he will devote approximately 50% of his time to our business. Mr. Ku may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

Our management decisions are made by Mr. Sau Shan Ku; if we lose his services, our revenues may be adversely affected.

The success of our business is dependent upon the expertise of management, Mr. Sau Shan Ku. Because Mr. Ku is essential to our operations, you must rely on his management decisions. We have not obtained any key person life insurance relating to him. If we lose his services, we may not be able to hire and retain other management with comparable experience. As a result, the loss of Mr. Ku's services could adversely affect our future revenues.

There is intense competition for qualified technical professionals and sales and marketing personnel, and our failure to attract and retain these people could affect our ability to respond to rapid technological changes and to increase our revenues.

Our future success depends upon our ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

Our industrial waste management services subject us to potential environmental liability.

Our business of rendering services in connection with management of waste, including certain types of hazardous waste, subjects us to risks of liability for damages. Such liability could involve, without limitation, claims for clean-up costs, personal injury or damage to the environment in cases in which we are held responsible for the release of hazardous materials, and claims of employees, customers, or third parties for personal injury or property damage occurring in the course of our operations.We could also be deemed a responsible party for the cost of cleaning any property which may be contaminated by hazardous substances generated by us and disposed at such property or transported by us to a site selected by us, including properties we own or lease.

If we cannot maintain our government permits or cannot obtain any required permits, we may not be able to continue or expand our operations.

Our business is subject to extensive, evolving, and increasingly stringent federal, state, and local environmental laws and regulations. Such federal, state, and local environmental laws and regulations govern our activities regarding the treatment, storage, recycling, disposal, and transportation of hazardous and non-hazardous waste. We must obtain and maintain permits, licenses and/or approvals to conduct these activities in compliance with such laws and regulations. Failure to obtain and maintain the required permits, licenses and/or approvals would have a material adverse effect on our operations and financial condition. If we are unable to maintain our currently held permits, licenses, and/or approvals or obtain any additional permits, licenses and/or approvals which may be required as we expand our operations, we may not be able to continue certain of our operations.

Changes in environmental regulations and enforcement policies could subject us to additional liability which could impair our ability to continue certain operations due to the regulated nature of our operations.

Because the environmental industry continues to develop rapidly, we cannot predict the extent to which our operations may be affected by future enforcement policies as applied to existing laws, by changes to current environmental laws and regulations, or by the enactment of new environmental laws and regulations. Any predictions regarding possible liability under such laws are complicated further by current environmental laws which provide that we could be liable, jointly and severally, for certain activities of third parties over whom we have limited or no control.

As our operations expand, we may be subject to increased litigation which could have a negative impact on our future financial results.

Our operations are regulated by numerous laws regarding procedures for waste treatment, storage, recycling, transportation and disposal activities, all of which may provide the basis for litigation against us. In recent years, the waste treatment industry has experienced a significant increase in so-called "toxic-tort" litigation as those injured by contamination seek to recover for personal injuries or property damage. We believe that as our operations and activities expand, there will be a similar increase in the potential for litigation alleging that we are responsible for contamination or pollution caused by our normal operations, negligence or other misconduct, or for accidents which occur in the course of our business activities. Such litigation, if significant and not adequately insured against, could impair our ability to fund our operations. Protracted litigation would likely cause us to spend significant amounts of our time, effort and money. This could prevent our management from focusing on our operations and expansion.

If environmental regulation or enforcement is relaxed, the demand for our services will decrease.

The demand for our services is substantially dependent upon the public's concern with, the continuation and proliferation of, the laws and regulations governing the treatment, storage, recycling, and disposal of hazardous and non-hazardous waste. A decrease in the level of public concern, the repeal or modification of these laws, or any significant relaxation of regulations relating to the treatment, storage, recycling, and disposal of hazardous waste would significantly reduce the demand for our services and could have a material adverse effect on our operations and financial condition. We are not aware of any current federal or state government or agency efforts in which a moratorium or limitation has been, or will be, placed upon the creation of new hazardous waste regulations that would have a material adverse effect on us.

Due to the lack of a trading market for our securities, our shares are currently not liquid, and you may have difficulty selling any shares you purchase in this offering.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the filing of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. As of the date of this filing, we have not engaged in discussions with any market maker concerning the filing of Form 211 with the Financial Industry regulatory Authority (FINRA) to qualify our securities for quotation on the OTCBB. We cannot guarantee that our application, when filed, will be accepted or approved and our stock would be listed and quoted for sale or that a future trading market for our securities may not develop. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. Restrictions on the sale of our stock as a Penny Stock may limit your ability to resell or a prospective purchaser to purchase any shares you acquire in this offering.

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

*

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

*	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
*

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

*

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Sales of our common stock under Rule 144 could reduce the price of our stock.

All of 4,000,000 shares of our common stock held by affiliates are restricted securities under Rule 144 of the Securities Act of 1933. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board,we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. The sole member of the board of directors is not an independent director. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Risks associated with doing business in the PRC.

Substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China, which have rapidly changed.

The PRC's economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Our ability to find attractive customers for our products is based on the assumption that the Chinese economy will continue to grow. The PRC's economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to potential target businesses and business combinations.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China's economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

If political relations between the U.S. and the PRC weaken, it could make sale of our products less attractive to customers inside of the PRC.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential our products to become less attractive to customers inside of the PRC. This could lead to a decline in our profitability and our stock price. Any weakening of relations between the U.S. and the PRC could have a material adverse effect on our operations.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the recycled products we may ultimately offer leading to a decline in our profitability.

Because Chinese law will govern almost all of any our material agreements for sale of our products, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our material agreements for sale of our recycled products, some or many of which could be with Chinese governmental agencies. We cannot assure you that we will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

China'slegal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Laws and regulations relating to foreign investments in China are relatively new, and China's legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Fluctuations in the value of the renminbi relative to foreign currencies could cause the cost of our products to increase and could affect our operating results.

Chinese companies will pay for our products with Chinese currency, the renminbi. We will be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As we expect that our sales will be primarily in China, any significant revaluation of the renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into renminbi for our operations, appreciation of renminbi against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our renminbi into United States dollars for other business purposes and the United States dollar appreciates against the renminbi, the United States dollar equivalent of the renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the renminbi exchange rate could adversely affect our ability to operate our business.

THE OFFERING

This prospectus relates to the resale by certain Selling Shareholders of the Company up to 610,000 shares of common stock. Such shares were offered and sold by us at a purchase price of $0.01 per share to the Selling Shareholders in private placements conducted in February and March 2008, pursuant to the exemptions from registration under the Securities Act provided by Regulations S of the Securities Act.

The Selling Shareholders will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the Selling Shareholders.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common shares offered for sale by the selling shareholders.
DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The Selling Shareholders will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the Over The Counter Bulletin Board (OTCBB) after the filing of the registration statement relating to this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DILUTION
Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933 in a transaction that closed on March 15, 2008. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers. To the extent that any successor(s) to the named selling shareholders wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling shareholders.

Selling Shareholder [1]	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold [1]	Percentage owned after the offering, assuming all shares sold [1]
----------------------------------------	------------	-----------	-------------	------------
Carolyn CHANDLER	10,000	*	0	0%
Brian CHANDLER	10,000	*	0	0%
Anita Hui WONG	50,000	*	0	0%
Hon Shing Bobby LAM	50,000	*	0	0%
Sung Chi HON	10,000	*	0	0%
Kwan Fung CHEUK	30,000	*	0	0%
Sau Cheung Michael KU	40,000	*	0	0%
Yuen Ling YEUNG	10,000	*	0	0%
Wah Yuen NG	10,000	*	0	0%
Shun Kit SZE	10,000	*	0	0%
Cho Har YUNG	10,000	*	0	0%
Pui Sze WAN	10,000	*	0	0%
Kien Wai CHEN	10,000	*	0	0%
Pak Nun LAU	10,000	*	0	0%
Sunantha PLAITHUAN	10,000	*	0	0%
Peter KWONG	10,000	*	0	0%
Hang LI	10,000	*	0	0%
David KWONG	50,000	*	0	0%
Vera Hung KWONG	10,000	*	0	0%
Beverly JANG	10,000	*	0	0%
David LEGAULT	10,000	*	0	0%

Susan SIU	10,000	*	0	0%
Jackson TANG	10,000	*	0	0%
Erica TANG	10,000	*	0	0%
Edmund TO	10,000	*	0	0%
Min QIAN	10,000	*	0	0%
Li CHEN	10,000	*	0	0%
Henry CHEN	10,000	*	0	0%
Mary CHEN	10,000	*	0	0%
Stephen HANSELL	10,000	*	0	0%
Katrina HANSELL	10,000	*	0	0%
Richelle SHIMANSKY	10,000	*	0	0%
Te Hwei HO	50,000	*	0	0%
Cho Dennis CHAN	20,000	*	0	0%
Yee Kin Debbie CHAN	10,000	*	0	0%
Ivy CHAN	10,000	*	0	0%
Y.H. Barbara CHIU	10,000	*	0	0%
C. P. Jubie CHAN	10,000	*	0	0%
Judy LEE	10,000	*	0	0%
	-----------	-------	---------	----------
TOTAL	610,000	11.60%	0	0%
*less than 1%

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time since the date of inception; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

All of our selling shareholders currently reside outside the U.S.

PLAN OF DISTRIBUTION

The Selling Shareholders are offering up to 610,000 shares. The offering price has been set at $0.02 per share for the duration of the offering and until the shares are quoted on the Over the Counter (OTC) Bulletin Board.

Currently, the percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 11.59% based upon 5,260,000 of our common shares that are issued and outstanding as of the date of this Prospectus. Oakridge will not receive the proceeds from the sale of the shares by the Selling Shareholders.

Selling Shareholders will offer their shares at the designated price of $0.02 until their shares are quoted on the Over the Counter (OTC) Bulletin Board and there after at prevailing market prices or privately negotiated prices. We intend to apply to the FINRA to have our sharesquoted on the Over the Counter (OTC) Bulletin Board electronic quotation service. To date no actions have been taken to apply to the FINRA to have our shareslisted on its Over the Counter (OTC) Bulletin Board quotation service. Our commonstock is not currently listed on any national exchange or electronic quotation system. The Selling Shareholders may use any one or more of the following methods when selling shares:

1.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
2.	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block asprincipal to facilitate the transaction;
3.	purchases by a broker-dealeras principal and resalebythe broker-dealer for its account;
4.	an exchange distribution in accordance with the rules of the applicable exchange;
5.	privately negotiated transactions;
6.	a combination of any such methods of sale; and
7.	any other method permitted pursuant to applicable law.
The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and anybroker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters"within the meaning of the Securities Act in connectionwith such sales. In such event,anycommissions receivedby suchbroker-dealersor agents and any profit on the resale of the sharespurchasedby them may bedeemedto beunderwritingcommissionsor discounts under the Securities Act.

We are bearing all fees and expenses incident to the registration of the shares.

DESCRIPTION OF SECURITIES

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 5,260,000 shares of common stock issued and outstanding held by 52 shareholders of record. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock
The Company has no preferred shares outstanding.
Warrants and Options
Currently, there are no warrants, options or other convertible securities outstanding.
Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and
(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

INTEREST OF NAMED EXPERTS

The financial statements from our inception on October 31, 2007 to June 30, 2008 included in this prospectus have been audited by Albert Wong & Co. which are independent registered certified public accountants, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Section A: Organization

We were incorporated on October 31, 2007 in Nevada as Oakridge International Corporation. Our principal executive address is Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong, and our telephone number is 206-424-7587.

Section B: Business of the Issuer

Oakridge International Corporation is a recycled industrial waste resale company specializing in recovering resources and products from wasted printed circuit boards and other electronic products and components. We plan to trade in waste PCBs and then to build our own recycle plant in Hong Kong and then USA. Our main operations and services will include acquisition and trading of recyclable materials such as scrap PCBs (including scrap PCBs from PCB factories, recycled electronic goods, and electronic waste traders). The trading of scrap PCBs is to build a business relationship with producers of scrap PCBs such as PCB factories. For example we would approach PCB factories to purchase their scrap PCBs and in the initial stage until we have our own recycle process, we will sell these scrap PCBs to other PCB recyclers or to electronic waste disposal traders. Such trading is often a lower margin business but is essential to obtain a steady supply of scrap PCBs once we have our own recycle operation. We have commenced trading in scrap PCBs in November 2008.

We are now also in discussion to work with a PCB Recycle plant in Hong Kong on a subcontracting arrangement. If we are successful on discussing the subcontracting arrangement, then we could start our business operations immediately, once we have available resources of about US$30,000 working capital for material purchase costs, labour and overhead. We are in discussion for the plant to process approximately 20 tons of scrap per month. We would pay for the processing fee and labour for a contract period of not less than one year. Alternatively, we are also exploring setting up our own manufacturing lines if the subcontracting arrangement is not successful. In such a scenario, we will need to spend about USD60,000 to refurbish an existing plant and enter into long term lease or credit arrangements with the equipment manufacturer. In the USA, we will pursue the build up and refurbishment of an existing plant suitable for our use. We expect that we shall expend about USD60,000 for such a plant in USA. We can commence building the refurbishing of our plant in Hong Kong and USA within 2 and 6 months respectively of securing the funding. After we have built up our recycle plant in Hong Kong or USA, we will then sell precious materials recovered from recycled industrial waste printed circuit boards ("PCB") to customers in USA and China. We believe our major customers, not yet identified, will be smelters and recycled material traders in USA and China. We believe the use of recycled material is both environmentally friendly, and for many multinationals a key corporate responsibility objective to ensure their electronic products are environmentally friendly disposed and/or treated. We believe this is also a key to today's competitive manufacturing process to not only lower costs but ensure that products are dealt with in an environmental friendly manner.

We are a development stage company that has generated modest revenues from operations since our incorporation on October 31, 2007 to the date of this report. We have incurred losses since our inception, have no substantive operations and rely upon the sale of our securities and funds provided by management to cover expenses. We currently have two part time employee including our President who is also our only board member. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

Since our inception, we have been primarily engaged in business planning activities, including researching opportunities for sale of recycled material initially in China and USA, developing our economic models and financial forecasts, performing due-diligence regarding potential sources for recycled material acquisition, identifying technologies, potential customers, and raising capital. Through this process, we have signed an agreement to acquire the recyclable PCB technology which we are under process of performing our due diligence in the area of technology validation in respect of secondary pollution created from the recycle process, production flow and process, maintenance support to key recycle process and manufacturing site requirements. We hope to complete such due diligence by March 2009. In November 2008, we have commenced trading in scrap PCBs and we have sold 36 tons of scrap PCBs for a total sales revenue of about $11,295.

To implement our business plan, we will need to secure and negotiate acquisition contracts with acceptable terms for:
*	Sources of scrap PCBs from factories and recycled vendors
*	Distribute our recovered precious metals to customers
*	Build recycle plant, subject to availability of funds
*	Technology transfer for PCB recycle process
Products and Services

We will sell and trade in wasted electronics products specializing in printed circuit boards. Once the PCB recycle plant is set up we will be able to recover all the metallic elements on a printed circuit board such as the copper (and any nickel) and the tin and lead from the solder. There may also be smaller quantities of precious metals, such as gold, palladium and silver. We will sell such precious metals to smelters. However we need to ensure that the costs of extraction is less than the resale value of the minerals recovered in the recycle process. The Company intends to monitor the sales price of precious metals prices to determine purchase price of scrap PCBs to allow for enough margin to account for the extraction costs. The extraction costs of precious metals from PCBs, like other manufacturing concerns, depends on stable prices of its consumables and utilities, which has been volatile lately due to economic uncertainty. However, the Company will monitor the precious metal prices closely and operate cautiously to lessen the impact of downward fluctuation of precious metal prices. There is no guarantee that the final sale price will be higher than our costs (material and extraction costs) and that the Company could incur losses should the precious metal prices unexpected turn downward.

The normal process for recycling a board starts with disassembly and component recycling where possible. Certainly any hazardous components need to be removed before the board is shredded and granulated by machine, separating metals from the plastic and fibres that constitute the majority of the board. Metals can then be recovered by a variety of separation processes and passed to refiners, and the plastic and fibre residue can be used in several industries to enhance products. In plastic lumber, it gives strength to the "wood"; in concrete, it adds strength, making the concrete lighter, and providing an insulation value ten times that of standard concrete. It is also being used in the composite industry as filler in resins to make everything from furniture to wall sidings. This composite product gives the appearance of marble and granite.

Sales, Marketing and Distribution

Our marketing efforts will be a vital part of our operation. We will be required to market to recycle plants and smelters of our waste PCB and the recovered precious metals from the recycle process. We plan to allocate a significant portion of our operating budget to this marketing effort that may include hiring industry experts and consultants, marketing personnel, advertising in trade magazines and publications.

Strategic Relationship

We have no strategic partners and will seek to enter into alliances with technology partners and or other PCB recyclers to increase the possibility of our success in the PCB recycle market. Such alliances with technology partners  and equipment suppliers will possibly entail utilizing their technology or equipment on favorable terms in opening new markets for these technology and equipment partners such as in North America or Asia. For other PCB recyclers to utilize or share resources involving dealing with electronics waste traders or with the smelters in negotiating for better trading terms. Such alliances is common in other manufacturing industries in order to receive better trading terms. We cannot promise that these efforts will be successful.

Recycle Technology

Our plan is to build up a PCB recycle plant in Asia and USA to handle the increase in PCB and electronic waste. We plan to explore a PCB recycle process where we recycle scrap PCBs in an efficient and environmentally friendly process. The technology involves special crushing of scrap PCBs, followed by separation of the metallic and non-metallic materials with an electric field. The technique has advantages over other methods proposed for recycling PCBs since it does not involve any secondary pollutant harmful to the environment. The Company is now identifying these technologies with the intent to acquire such technology through cooperation or outright technology purchase.

Recycle Technology Process:

In March 2008, we have signed a Technology License Agreement for PCB Recycle process paying an initial refundable deposit of US$10,000. Under the agreement, the Company will be able to license the technology for recycle PCB's in the USA. The Company will be required to pay a further US$40,000 for the Technology License by September 30, 2008, after which all funds will become non-refundable. We currently have no sources of financing for implementation of our business plan identified.

At the end of September, the Technology License Agreement was extended by mutual consent for another six months until March 31, 2009 in order for the Company to complete their evaluation.
Suppliers

We will utilize our contacts in the industry to contact PCB manufacturing plants and electronic waste traders to provide us steady supply of PCBs for our recycle plant. We may also work with local environmental groups to collect electronic products so that we can recycle these products environmentally.

Market

As the world continues to adopt a more digital world, there is a discerning effect of obsolete personal computers, old cell phones and other waste electrical and electronic equipment that needs to be dealt with each year. This e-waste involves in all cases Printed Circuit Boards which are difficult to scrap as waste due to the raw material components.

Printed Circuit Boards ("PCBs") are self-contained modules of interconnected electronic components formed by a thin layer of conducting materials deposited or "printed" on the surface of an insulating boards. They contain materials potentially toxic if released to the environment. However, PCBs are also a rich potential source of valuable metals and other materials that could be recovered and reused. The purity of precious metals in PCBs is more than 10 times higher than that of rich-content minerals. Therefore recycling of PCBs is an important process, not only form the treatment of waste but also form the recovery of valuable materials. Chemicals and mechanical methods are two traditional recycle processes for waste PCBs. However the prospect of chemical method will be limited since the emission of toxic liquid or gas brings secondary pollution to the environment during the process. Mechanical process, such as shape separation, jigging, density-based separation, and electrostatic separation have been widely utilized in the recycling industry. This process is more environmentally friendly.

Competition

Around the world, obsolete electrical/ electronic equipment is discarded with domestic refuse, deposited in landfills, or incinerated without any pre-treatment. Included in that waste is equipment used in the data-processing or entertainment industry, 30% of which may be printed circuit boards. These boards are composed of isolated and integrated units and their scrap contains copper, lead, zinc, and tin, as well as the precious metals gold, silver, and platinum. The recovery of these metals and treating these waste, especially PCBs in the past, has involved the process of hydrometallurgical and thermal process which creates secondary pollution that is harmful to the environment. The intended process we plan to implement does not create secondary pollution and thus is a much environmental friendly process.

The markets for our products and services are competitive, and we face competition from a number of sources. Many of our competitors have substantially greater resources than us. Those resources may include greater name recognition; larger product lines; complementary lines of business; and greater financial, marketing, information systems, and other resources. We can give no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition, and results of operations.

We believe we will be able to compete effectively with the competitors because (1) we are native in the Chinese market, we know how to deal with the local markets there; (2) We know many local buyers who want to cooperate with us so as to create win-win solution for cross border business operations; (3) we intend to build our own recycle plant once we raise the capital, and this would allow us to penetrate the recycle PCB market in Asia first and then to USA.

Twelve Months Operating Plan

Over the next twelve months, our operating plan, subject to available resources, will be focused on four main areas : financial, marketing, trading operations and pre-establishment of USA plant. Each of the four areas will be developed on its own path depending on the progress made and as well the available finances being made available.

For the 4 area of activities identified and discussed further below, we will require to plan to raise a minimum of $25,000 for corporate activities for the coming year. The Financial activity is most important since it will provide the funding for the operations. The Financial activities have commenced and part of its activities is to apply for the Company to be traded on a recognized exchange. On the Marketing activities we have planned expenditure of about $20,000 which is to promote our Company activities to coincide with our operating activities. We do not expect to commence the Marketing activities until our recycle plant operations are underway. The Hong Kong Trading and Recyclying operation requires about $100,000 for its planned activities which is about $60,000 for the recycle plant operations and $40,000 for trading and working capital. We have already commenced trading operation. The USA plant will require about $100,000 for the plant refurbishment once we have identified the plant location. The USA plant will only proceed once we have raised the money for the Hong Kong plant and then raised the additional capital for the USA plant.
Below is the detail description of the 4 areas of activities:
Financial

As indicated below in the budgeted expenditure, we will seek to raise an additional US$315,000 for our planned works for the next twelve months. We expect that we shall be able to attract investors if our shares are saleable on a recognized exchange, such as the Over-the-counter Bulletin Board, however such funding may or may not be successful depending if we can be success to be quoted/listed on a recognized stock exchange. However the management shall endeavor to continue to seek strategic investors and partners to further the operational plan as set out in this section. If we are not able to raise the necessary capital, then our operational plans will be delayed until funding is made available. Currently we have no source of financing for implementation of our business plan identified.

Marketing

We plan to contact the PCB manufactures, scrap dealers, recycle dealers, local and state governments and environmental groups in Asia and USA from our offices in Hong Kong and Oakland, respectively on our PCB Recycle Technology. Our purpose is to market our recycle business to these groups as follows:

PCB manufactures, scrap dealers and recycle dealers - We plan to contact these companies in the State of California and the neighboring states on acquiring and handling their PCB waste disposal. Currently these waste are dealt with by other technologies i.e. incineration or landfill (where permitted in small quantities) that create secondary pollution or environmental issues. We will market our recycle process as environmental friendly as it creates minimal secondary pollution.

Local and State Government - We plan to work with the state and local government in California to promote our PCB recycle technology and its impact to protect the environment. As computer and digital technology evolves, computer and digital equipment and devices is retired at an alarming rate. The EPA has estimated that in 2004 more than 315 million computers will become obsolete throughout the United States (per the EPP Update Issue 8 February 2001). It is also estimated that over three quarters of all computer equipment ever purchased in the US is now being stored in office closets, basements, garages, and storage units throughout the country. The government will be concerned with the avalanche of old electronic equipment that will be destined to be disposed, and end up in landfills or incineration which is not only wasting valuable resources but also releases potentially hazardous materials into the environment via leachate and toxic air emissions. We would approach socially conscious and progressive city like San Francisco to promote our method of environmentally friendly recycling of PCBs.

Hong Kong Trading and Recycle Operation

Initially, we will commence trading with the recycle plant in Hong Kong by sourcing and providing them with the scrap PCBs. We plan to source our product from PCB manufacturing plants in the Guangdong Province, where there are abundant electronics manufacturing facilities. We will source scrap PCBs from PCB factories and scrap dealers. We expect that we will be able to finance the trading activity from a combination of deposits from our customers, vendor financing and through shareholder loans. In November 2008, we have sold 36 tons of scarp PCBs for a sales price of $11,295.

We are now also in discussion to work with a PCB Recycle plant in Hong Kong on a subcontracting arrangement. If we are successful then we could start our business operations immediately and minimize our investment plans for the Hong Kong plant. We are in discussion for the plant to process approximately 20 tons of scrap per month with a value of about USD20,000. We would pay for the processing fee and labour for a contract period of not less than one year. Alternatively, we are also exploring setting up our own manufacturing lines if the subcontracting arrangement is not successful.

Pre-establishment of USA Plant

We have identified the Central Valley in California such as Fresno as the possible location for our plant due to its location to electronics manufactures. In California there are over 30 PCB manufacturers and hundreds of electronics manufacturers and service providers. This would enable many of these factories to cost effectively to ship their scrap PCBs to our proposed factory location.

We plan to set up a 30,000 square feet recycle factory and a warehouse/storage area of about another 50,000 square feet. We plan to hire about 20-30 staff (some technicians and workers) to operate the plant. The plant will require a build up time of about 6-8 months, with technical assistance from our China equipment supplier. Additional 6 months will be required for logistic and infrastructure support, and customer acquisition prior to final commercial operation. Thus we anticipate a one year time frame to build up our PCB Recycle Plant in USA for commercial operation.

Expenditures
The following chart provides an overview of our budgeted expenditures by significant area of activity, subject to available resources, over the next 12 months:
Activities	Amount
----------------------	----------------------
Corporate / travel	$20,000
Office rent	10,000
Marketing	20,000
Technology transfer	40,000
Purchase / trading activity	100,000
Plant construction / preparation	100,000
Legal, accounting and administration	25,000
----------------------
TOTAL	$315,000
===============
Intellectual Property
None.
Regulations

The electronics waste recycle industry has been subject to extensive regulations to meet environmental standards. In Hong Kong, we will need to receive permission to import and export of hazardous or non-recyclable waste from the Hong Kong Environmental Protection Department ("EPD"). The Company will acquire the necessary permission from the EPD prior to the importation of the PCBs. In the USA, the recycle process requires the approval of the Environmental Protection Agency ("EPA") which has strict guidelines for dealing with electronic waste. Prior to setting up any recycle plant in the USA, we will need to apply for approval from the EPA in establishment of our plant, treatment process and handling of these scrap PCBs in accordance with the Electronic Waste Recycling Act of 2003 (www.ciwmb.ca.gov/electronics/Act2003/regulations/) for the State of California. The process of obtaining the approval from EPA will initially finalized the site selection for the factory and handling fo the electronics waste materials, and then work with consultants and our legal conusiel to ensure that we comply with the EPA standards prior to commencing any build up o fthe factory. We estimate that the timing of the process for the approval will be at least 3 months to work with our consultants, legal council and regulatory bodies including the EPA to ensure that the handling and process of the electronics waste complies with the local laws and regulations .

Research and Development
Since incorporation, the Company has not embarked on any research and development program and has not incurred such costs and does not expect to incur any such costs.
Costs and Effects of Compliance with Environmental Laws

There will be no additional costs and effects of compliance with environmental laws in respect of the current operation of trading in scrap PCBs as we will ensure that the contracting parties are all approved by the local government authorities. In future when we commence our PCB recycle factory operation, we will evaluate the costs and effects of compliance with environmental laws which may be substantial, given that we will handle and recycle scrap PCBs. We will work closely with the local government environmental agencies to comply with all the local environmental laws and regulations.

Employees

We currently have 2 part time staff including Mr. Ku. In his capacity as our President, Mr. Ku currently devotes approximately 20% of his time to our business and anticipates that after the next 12 months he will increase his commitment to spending approximately 50% of his time working on our business. Our President Mr. Ku may not be able to devote the time necessary to our business to assure successful implementation of our business plan. Subject to financing, in the next 12 months, we plan to hire consultants in Hong Kong and in California to undertake and implement the operational plans set out in this section.

DESCRIPTION OF PROPERTY

Our principal office address is Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong. This is a service office we rent at a monthly basis at a rate of US$150 per month.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on October 31, 2007, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

SUMMARY COMPENSATION TABLE
Non-qualified
						Non-Equity	Deferred
	Year			Stock	Option	Incentive Plan	Compensation	All Other
Name and	Ended	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	June 30	($)	($)	($)	($)	($)	($)	($)	($)
-----------------------	-------------	--------	--------	--------	-------	---------------	-------------	------------	--------

Mr. Sau Shan Ku *	2008	-	-	-	-	-	-	-	-
* Mr. Sau Shan Ku is President, Treasurer, Secretary, Chief Financial Officer, Chief Executive Officer and Director of Oakridge.
Since our incorporation on October 31, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.
Outstanding Equity Awards
The following table sets forth certain information concerning stock option awards granted to our executive officers and our director.
OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008

OPTION AWARDS						STOCK AWARDS

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#)Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
	----------	------------	-----------	--------	---------	---------	----------	----------	----------
Sau Shan Ku *	-	-	-	-	-	-	-	-	-
* Mr. Sau Shan Ku is President, Treasurer, Secretary, Chief Financial Officer, Chief Executive Officer and Director of Oakridge.

Since our incorporation on October 31, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.
Since October 31, 2007, none of our director or executive officer has held unexercised options, stock that had not vested, or equity incentive plan awards.
Compensation of Director
Since our incorporation on October 31, 2007, no compensation has been paid to any of our director in consideration for his services rendered in their capacity as director.
DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)
	----------	--------	---------	------------	-----------	-----------	------------
Sau Shan Ku *	-	-	-	-	-	-	-
* Mr. Sau Shan Ku is President, Treasurer, Secretary, Chief Financial Officer, Chief Executive Officer and Director of Oakridge.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:
Name	Age	Position
Sau Shan KU	40	Director, Chairman, President, Chief Financial Officer and Secretary

Mr. Sau Shan Ku has been our President, Director, Chairman, Treasury, Secretary, Chief Financial Officer and Chief Executive Officer since November 30, 2007. He has over 12 years of work experience in the areas of accounting, finance, and company secretarial duties for a number of listed companies in Hong Kong. In the past 5 years, Mr. Ku has worked as the Finance and Special Projects Manager for Barnwell Enterprises Limited from 2003 to 2007 and as the Finance Manager for Global Assets Limited from 2007 to now. Mr. Ku received a Bachelor of Science degree in Actuarial Science from the Toronto University and a Bachelor of Arts degree in Administrative Studies from York University. Mr. Ku also holds a Master degree in Corporate Finance from the Hong Kong Polytechnic University.

Mr. Sau Shan Ku spends approximately 8 hours per week on our business and expects to spend approximately 20 hours per week on our business in the next 12 months.

No director or officer of the Company has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company's officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Mr. Ku, the only director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert
Our principal independent accountant is Albert Wong & Co., CPA.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a "financial expert" on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Except for
*	The initial issuance of 4,000,000 shares of stock to Mr. Ku for $4,000;
*

Since inception on October 31, 2007 to September 30, 2008, the chief executive officer of Oakridge loaned $8,000 for operating expenses which is unsecured, payable on March 31, 2009, and bear interests at 10% per annum; and

none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
*	Any member of the immediate family of any of the foregoing persons.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong.

Name	Security	Total Shares Owned	Percentage
Sau Shan Ku	Common	4,000,000	76.1%
All executive officers and directors as a group [1 person]	Common	4,000,000	76.1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,260,000 shares of common stock outstanding as of June 30, 2008.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors.

Forward-Looking Statements

This registration statement contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Critical Accounting Policy and Estimates

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement.

Operation Overview
Business of the Issuer

Oakridge International Corporation is a recycled industrial waste resale company specializing in recovering resources and products from wasted printed circuit boards and other electronic products and components. We plan to trade in waste PCBs and then to build our own recycle plant in Hong Kong and then USA. Our main operations and services will include acquisition and trading of recyclable materials such as scrap PCBs (including scrap PCBs from PCB factories, recycled electronic goods, and electronic waste traders). After we have built up our recycle plant, we will then sell precious materials recovered from recycled industrial waste printed circuit boards ("PCB") to customers in USA and China. We believe our major customers, not yet identified, will be smelters and recycled material traders in USA and China. We believe the use of recycled material is both environmentally friendliness, and for many multinationals a key corporate responsibility to ensure electronic products are properly recycled, disposed and/or treated. We believe that today's PCB manufacturing industry does not only dealt with lowering production cost, but also environmental mediation cost.

We are a development stage company that has generated no revenues from operations since our incorporation on October 31, 2007. We have incurred losses since our inception, have no substantive operations and rely upon the sale of our securities and funds provided by management to cover expenses. We currently have no employee other than our President who is also our only board member and one part time staff. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

For the three months ended September 30, 2008, we have focused in researching opportunities for sale of recycled materials and performing due-diligence regarding potential sources for recyclable materials acquisition, we have been primarily engaged in business planning activities, including researching opportunities for sale of recycled material initially in China and USA, developing our economic models and financial forecasts, performing due-diligence regarding potential sources for recycled material acquisition, identifying technologies, potential customers, and raising capital. Through this process, we have signed an agreement to acquire the recyclable PCB technology which we are under process of performing our due diligence which we hope to complete by March 2009. In addition, we have identified a few suppliers of the scrap PCB and PCB plants which we plan to commence supplying to a recycle plant by the end of 2008. In November 2008, we have sld 36 tons of scarp PCBs for a sales price of $11,295.

Our Plans
To implement our business plan, we will need to secure and negotiate acquisition contracts with acceptable terms for:
*	Sources of scrap PCBs from factories and recycled vendors
*	Distribute our recovered precious metals to customers
*	Build recycle plant, subject to availability of funds
*	Technology transfer for PCB recycle process
Products and Services

We will sell and trade in wasted electronics products specializing in printed circuit boards. Upon the PCB recycle plant is built we will be able to discover all the metallic elements on a printed circuit board such as the copper (and any nickel) tin and lead from the solder. There may also be smaller quantities of precious metals, such as gold, palladium and silver. We will sell such precious metals to smelters. However we need to ensure that the cost of extraction is less than the resale value of the minerals recovered in the recycling process.

The normal process for recycling a board starts from disassembly and component recycling where possible. Certainly any hazardous components need to be removed and isolated before the board is shredded and granulated by machine, separating metals from the plastic and fibers that constitute the majority of the board. Metals can then be recovered by a variety of separation processes and passed to refiners, and the plastic and fiber residue can be used in several industries to enhance products. In plastic lumber, it gives strength to the "wood"; in concrete, it adds strength, makes the concrete lighter, and provides an insulation value ten times more than that of standard concrete. It is also being used in the composite industry as filler in resins to make everything from furniture to wall sidings. This composite product gives the appearance of marble and granite.

Sales, Marketing and Distribution

Our marketing efforts will be a vital part of our operation. We will market to recycle plants and smelters of our waste PCB and the recovered precious metals from the recycle process. We plan to allocate a significant portion of our operating budget to this marketing effort that may include hiring industry experts and consultants, and marketing personnel, advertising in trade magazines and publications.

Strategic Relationship

We have no strategic partners and will seek to enter into alliances with technology partners and or other PCB recyclers to increase the possibility of our success in the PCB recycle industry. We cannot promise that these efforts will be successful.

Recycle Technology

Our plan is to build up a PCB recycle plant in Asia and USA to handle the increase in PCB and electronic waste. We plan to explore a PCB recycle process where we recycle scrap PCBs in an efficient and environmentally friendly process. The technology involves special crushing of scrap PCBs, followed by separation of the metallic and non-metallic materials with an electric field. The technique has advantages over other methods proposed for recycling PCBs since it does not involve any secondary pollutant harmful to the environment. The Company is now identifying these technologies with the intent to acquire such technology through cooperation or outright technology purchase.

In March 2008, we have signed a Technology License Agreement for PCB Recycle process paying an initial refundable deposit of US$10,000. Under the agreement, the Company will be able to license the technology for recycle PCB's in the USA. The Company will be required to pay a further US$40,000 for the Technology License by September 30, 2008, after which all funds will become non-refundable. We currently have no sources of financing for implementation of our business plan identified.

At the end of September 2008, the Technology License Agreement was extended by mutual consent for another six months until March 31, 2009 in order for the Company to complete its evaluation.
Suppliers

We will utilize our contacts in the industry to contact PCB manufacturing plants and electronic waste traders to provide us with steady supply of PCBs for our recycle plant. We may also work with local environmental groups to collect electronic products.

Market

As the world continues to adopt a more digitalized world, there is a discerning effect of obsolete personal computers, old cell phones and other wasteful electrical and electronic equipment that needs to be dealt with each year. The e-waste involves in all cases Printed Circuit Boards which are difficult to scrap as waste due to the raw material components.

Printed Circuit Boards ("PCBs") are self-contained modules of interconnected electronic components formed by a thin layer of conducting materials deposited or "printed" on the surface of insulated boards. They contain materials potentially toxic if released to the environment. However, PCBs are also a rich potential source of valuable metals and other materials that could be recovered and reused. The purity of precious metals in PCBs is more than 10 times higher than that of rich-content minerals. Therefore recycling of PCBs is an important process, not only in the treatment of waste but also in the recovery of valuable materials. Chemicals and mechanical methods are two traditional recycle processes for waste PCBs. However the prospect of chemical method will be limited since the emission of toxic liquid or gas brings secondary pollution to the environment during the process. Mechanical process, such as shape separation, jigging, density-based separation, and electrostatic separation have been widely utilized in the recycling industry. This process is more environmentally friendliness.

Competition

Around the world, obsolete electrical/ electronic equipment is discarded with domestic refuse, deposited in landfills, or incinerated without any pre-treatment. Included in that waste is equipment used in the data-processing or entertainment industry, 30% of which may be printed circuit boards. These boards are composed of isolated and integrated units and their scrap contains copper, lead, zinc, and tin, as well as the precious metals gold, silver, and platinum. The recovery of these metals and treating this waste, especially PCBs in the past, has involved the process of hydrometallurgical and thermal process which creates secondary pollution that is harmful to the environment. The intended process we plan to implement does not create secondary pollution and thus is a much environmental friendly process.

The markets for our products and services are competitive, and we face competition from a number of sources. Many of our competitors have substantially greater resources than us. Those resources may include greater name recognition; larger product lines; complementary lines of business; and greater financial, marketing, information systems, and other resources. We can give no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition, and results of operations.

We believe we will be able to compete effectively with the competitors because (1) we are native in the Chinese market, we know how to deal with the local markets there; (2) We know many local buyers who want to cooperate with us so as to create win-win solution for cross border business operations; (3) we intend to build our own recycle plant once we raise the capital, and this would allow us to penetrate the recycle PCB market in Asia first and then to USA.

Twelve Months Operating Plan

Over the next twelve months, our operating plan, subject to available resources, will be focused on four main areas: financial, marketing, trading operations and pre-establishment of USA plant. Each of the four areas will be developed on its own path depending on the progress made and as well as the available finances being made available.

Financial

As indicated below in the budgeted expenditure, we will seek to raise US$315,000 for our planned works for the next twelve months. We expect that we shall be able to attract investors if our shares are saleable on a recognized exchange, such as the Over-the-counter Bulletin Board, however such funding may or may not be successful depending on whether we can be successfully to be quoted/listed on a recognized stock exchange. However the management will endeavor to seek strategic investors and partners to execute the operational plan as set out in this section.

Marketing

We plan to contact the PCB manufactures, scrap dealers, recycle dealers, local and state governments and environmental groups in Asia and USA from our offices in Hong Kong and Oakland, respectively on our PCB Recycle Technology. Our purpose is to market our recycle business to these groups as follows:

We plan to contact PCB manufactures, scrap dealers and recycle dealers in the State of California and nearby states on acquiring and handling their corresponding PCB waste disposal. Their current PCB disposal method are incineration or landfill (where permitted in small quantities) and that creates secondary pollution or environmental problems. We will introduce our recycle process as environmental friendly and our advantage of minimal secondary pollution.

Local and State Government - We plan to work with the state and local government in California to promote our PCB recycle technology and its benefit to protect the environment. As computer and digital technology evolves, computer and digital equipment and devices is retired at an alarming rate. The EPA has estimated that in 2004 more than 315 million computers will become obsolete throughout the United States. It is also estimated that over three quarters of all computer equipment ever purchased in the US is now being stored in office closets, basements, garages, and storage units throughout the country. The government will be concerned with the avalanche of old electronic equipment that will be destined to be disposed, and end up in landfills or incineration which is not only wasting valuable resources but also releases potentially hazardous materials into the environment via leachate and toxic air emissions. We would approach socially conscious and progressive city like San Francisco to promote our method of environmentally friendly recycling of PCBs.

Hong Kong Trading and Recycle Operation

Initially, we will commence trading with the recycle plant in Hong Kong by sourcing and providing them with the scrap PCBs. We plan to source our product from PCB manufacturing plants in the Guangdong Province, where there are abundant electronics manufacturing facilities. We will source scrap PCBs from PCB factories and scrap dealers. We expect that we will be able to finance the trading activity from a combination of deposits from our customers, vendor financing and through shareholder loans. On October 23, 2008 the Company issued a purchase order to buy 80 tons of scrap PCBs for about USD19,276 from a waste trader, and this purchase is expected to be completed in November 2008. We expect that such trading activity shall steady grow in the coming year.

We are now also in discussion to work with a PCB Recycle plant in Hong Kong on a subcontracting arrangement. If we succeeded we could start our business operations immediately and minimize our investment cost for the Hong Kong plant. We are in discussion with the plant to process approximately 20 tons of scrap per month with a value of about USD20,000. We would pay for the processing fee and labour for a contract period of not less than one year. Alternatively, we are also exploring setting up our own manufacturing lines if the subcontracting arrangement is not successful.

Pre-establishment of USA Plant

We have identified the Central Valley in California such as Fresno as the possible location for our plant due to its proximity to electronics manufactures. In California there are over 30 PCB manufacturers and hundreds of electronics manufacturers and service providers. This would enable many of these factories to cost effectively to ship their scrap PCBs to our proposed collecting location.

We plan to set up a 30,000 square feet recycle factory and a warehouse/storage area of about 50,000 square feet. We plan to hire about 20-30 staff (some technicians and workers) to operate the plant. The plant will require a construction time of about 6-8 months, with technical assistance from our China equipment suppliers. Additional 6 months will be required for logistic and infrastructure support, and customer acquisition prior to final commercial operation stage. In short, we anticipate a 12 to 14 months time frame to build our PCB Recycle Plant in USA for commercial operation.

Regulations

The electronics waste recycle industry has been subject to extensive regulations to meet environmental standards. In Hong Kong, we will need to receive permission to import and export of hazardous or non-recyclable waste from the Hong Kong Environmental Protection Department ("EPD"). The Company will acquire the necessary permission from the EPD prior to the importation of the PCBs. In the USA, the recycle process requires the approval of the Environmental Protection Agency ("EPA") which has strict guidelines for dealing with electronic waste. Prior to setting up any recycle plant in the USA, we will need to apply for approval from the EPA in establishment of our plant.

Research and Development
Since incorporation, the Company has not embarked on any research and development program and has not incurred or expected to incur any such costs.
Costs and Effects of Compliance with Environmental Laws

There will be no additional costs and effects of compliance with environmental laws in respect of the current operation of trading in scrap PCBs as we will ensure that the contracting parties are all approved by the local government authorities. In future when we commence our PCB recycle factory operation, we will evaluate the costs and effects of compliance with environmental laws which may be substantial, given that we will handle and recycle scrap PCBs. We will work closely with the local government environmental agencies to comply with all the local environmental laws and regulations.

Employees

We currently have 2 part time staff including Mr. Ku. In his capacity as our President, Mr. Ku currently devotes approximately 20% of his time to our business and anticipates that after the next 12 months he will increase his commitment to spending approximately 50% of his time working on our business. Our President Mr. Ku may not be able to devote the time necessary to our business to assure successful implementation of our business plan. Subject to financing, in the next 12 months, we plan to hire consultants in Hong Kong and in California to undertake and implement the operational plans.

Results of Operations
FOR THE THREE MONTHS PERIOD ENDED SEPTEMBER 30, 2008 AND FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO SEPTEMBER 30, 2008

We have earned no revenues from our incorporation on October 31, 2007 to September 30, 2008. We do not anticipate earning any significant revenues from operations until we establish business relationship with buyers in China who commit to buy products from us and that we can successfully sources those products from our suppliers in Asia and the United States, of which there is no guarantee.

For the three months ended September 30, 2008, we incurred general and administrative expenses of $3,131 and an interest expense of $200. The general and administrative expenses were related to business development and setup of operation costs.

From our inception on October 31, 2007 to September 30, 2008, we incurred general and administrative expenses of $9,073 and an interest expense of $400. The general and administrative expenses were related to business development, setup of operation costs and incorporation of the Company.

We have not attained profitable operations and are dependent upon obtaining financing to complete our business plan. Our independent auditors have indicated in their audit report for the period ended at June 30, 2008 that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan and therefore an investor cannot determine if we will ever become profitable.

Liquidity and Capital Resources

We do not have sufficient resources to effectuate our business. As of September 30, 2008, we had $6,552 in cash. We budgeted to incur about $315,000 in expenditure during the next twelve months of operations subject to available resources.

Activities	Amount
----------------------	----------
Corporate / travel	$20,000
Office rent	10,000
Marketing	20,000
Technology transfer	40,000
Purchase / trading activity	100,000
Plant construction / preparation	100,000
Legal, accounting and administration	25,000
----------
TOTAL	$315,000
======

We may have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

The Company is a development stage company and has commenced the principal operations. The Company had earned no revenue and incurred a net loss of $3,331 for the three months ended September 30, 2008 and an accumulated net loss of $9,473 for the period from October 31, 2007 (inception) to September 30, 2008. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in emerging markets and the competitive environment in which the Company operates. The Company is pursuing financing for its operations. In addition the Company has commence operations to earn revenues. Failure to secure such financing, to raise additional equity capital and to earn revenue may result in the Company depleting its available funds and not being able to pay its obligations. These consolidated financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amount sand classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since the inception of the Company in October 2007 to the date of this report, there is no trading market for Oakridge's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

Mr. Sau Shan KU, officer and director, currently owns 4,000,000 shares of common stock at the date of this report. The shares were issued to Mr. KU in November 1, 2007 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 4,000,000 Rule 144 shares on this Registration Statement and these 4,000,000 Rule 144 shares purchased by Mr. KU will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. KU will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not identified a market maker to file our application on Form 211 with the NASD.

Sales of our common stock under Rule 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

All of 4,000,000 shares of our common stock held by affiliates are restricted securities under Rule 144 of the Securities Act of 1933. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required. The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days. The manner of sale limitations require sales through a broker on the market in an unsolicited transaction. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders
As of the date of this registration statement, we had 52 shareholders of record of our common stock.
Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

OAKRIDGE INTERNAIONTAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)

The consolidated financial statements of Oakridge International Corporation listed below are included in this prospectus. These financial statements have been prepared on the basis of accounting principals generally accepted in the United States and are expressed in U.S. dollars.

1	Audited consolidated financial statements for the year ended June 30, 2008 of the Company.

2	Unaudited consolidated financial statements for the three months ended September 30, 2008 of the Company.

1	Audited financial statements for the year ended June 30, 2008 of the Company.
CONTENTS	PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F1

CONSOLIDATED BALANCE SHEET	F2

CONSOLIDATED STATEMENT OF OPERATION	F3

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY	F4

CONSOLIDATED STATEMENT OF CASH FLOWS	F5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F6 - F13

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7 Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

To the Stockholders and Board of Directors Oakridge International Corporation
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Oakridge International Corporation, a development stage company (the "Company") and its subsidiary as of June 30, 2008 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from October 31, 2007 (date of inception) to June 30, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oakridge International Corporation as of June 30, 2008 and the results of its operations and its cash flows for the period from October 31, 2007 (date of inception) to June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $6,142 including net losses of $6,142 for the period from October 31, 2007 (date of inception) to June 30, 2008. These factors as discussed in Note 2 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Albert Wong & Co. ALBERT WONG & CO Certified Public Accountants Hong Kong July 11, 2008

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2008 (Stated in US Dollars)
ASSETS	Note

Current assets:
Cash and cash equivalents Deposit on License Technology		$ 6,733 10,000
		--------------
Total assets		$ 16,733
		==============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses		$ 2,650
Other payable		125
Shareholder loan		8,000
		--------------
Total current liabilities		10,775

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,260,000 shares issued and outstanding	4	5,260
Additional paid up capital	4	6,840
Deficit accumulated during the development stage		(6,142)
		--------------
Total stockholders' retained earnings		5,958
		--------------
Total liabilities and stockholders' equity		$ 16,733
		==============

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF OPERATION FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008 (Stated in US Dollars)

Net revenue	$-

Cost of revenue	-
--------------
Gross profit	-

Selling, general and administrative expense	5,942
--------------
Loss from operations	(5,942)

Other expense
Interest expense	200
--------------
Net loss	$(6,142)
==============
Weighted average number of shares - basic and diluted	5,260,000
==============
Loss per share - basic and diluted	$(0.00)
==============
*Basic and diluted weighted average number of shares is the same since the Company does not have any dilutive securities

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008 (Stated in US Dollars)
				Deficit
				accumulated
			Additional	during the	Total
	Common stock		paid-in	development	stockholders'
	Shares	Amount	capital	stage	equity/(deficit)

Balance at October 31, 2007	-	$-	$-	$-	$-
(inception)

Issuance of founder shares for
cash at $0.001 per share -
November 30, 2007	4,500,000	4,500	-	-	4,500

Sale of shares for cash at $0.01
per share - March 2008	760,000	760	6,840	-	7,600

Net loss	-	-	-	(6,142)	(6,142)
	------------	------------	------------	------------	------------
Balance at June 30, 2008	5,260,000	$5,260	$6,840	$(6,142)	$5,958
	============	============	============	============	============

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008 (Stated in US Dollars)

Cash flows from operating activities:
Net loss	$(6,142)

Increase in assets:
Deposit on license technology	(10,000)
Increase in liabilities:
Accrued expenses	2,650
Other payable	125
Shareholder loan	8,000
------------
Total adjustments	775
------------
Net cash used in operating activities	(5,367)
------------
Cash flows from financing activities:
Issuance of common stock	12,100
------------
Net cash provided by financing activities	12,100
------------
Net increase in cash and cash equivalents	6,733

Cash and cash equivalents, beginning	-
------------
Cash and cash equivalents, ending	$6,733
============
Supplemental disclosure of cash flow information:
Interest received	$-
============
Interest paid	$-
============
Income taxes paid	$-
============

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

1.	ORGANIZATION

Oakridge International Corporation (the "Company") is a Nevada corporation, incorporated on October 31, 2007. The Company is currently a development stage enterprise, as defined by Statement of Financial Accounting Standard ("SFAS") NO. 7 "Accounting and Reporting for Enterprises in the Development Stage". The Company's office is located in Hong Kong, China and its principal business will include trading of Printed Circuit Boards, and the establishment of PCB recyclable operation in USA and in Asia.

As of March 25, 2008, the Company has commenced its operations in the PCB recycle business and has entered into a contract to acquire the PCB Recycle License Technology.

2.	UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

As of June 30, 2008 the Company has generated no revenue and has incurred an accumulated deficit since inception totaling $6,142 at June 30, 2008 and its current assets exceed its current liabilities by $5,958 These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company's ability to continue as a going concern.

The Company intends to file an S-1 Registration Statement with the United States Securities and Exchange Commission to register 610,000 share of common stock for sale by certain selling shareholders at $0.02 per share for gross proceeds of $12,200. The Company will not receive any proceeds with respect to the resale of shares held by existing shareholders.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principals generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year end is June30.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements for the period ended June 30, 2008 include the financial statements of the Company and its wholly owned subsidiary Waytop Asia Pacific Limited. The results of subsidiary acquired or sold during the period are consolidated from their effective dates of acquisition or through their effective dates of disposition, respectively.

All significant inter-company transactions and balances have been eliminated on consolidation.

Name of Company	Place of Incorporation	Attributable interest
Waytop Asia Pacific Limited	Hong Kong	100%

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128. "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)

Income Tax

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. The accounts of the Company's Hong Kong subsidiary are maintained in Hong Kong dollars. Such financial statements are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", with the respective currency as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income". As of June 30, 2008, the difference was immaterial.

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock. The Company has not issued any stock or share based payments since its inception.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)

Stock-based compensation (Continued)

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No.104, "Revenue Recognition in Financial Statements" ("SAB104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)

Recent Pronouncements

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities' " which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable. Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. SFAS No. 159 is effective as of the beginning of the Company's 2008 fiscal year. We are currently in the process of evaluating the expected effect of SFAS No. 159 on our consolidated financial position, results of operations.

In December 2007, FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51" (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interests, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retain noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on our consolidated financial position and results of operation or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 ("SAB 110"). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of "plain vanilla" options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company's consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)

Recent Pronouncements (Continued)

In December 2007, the FASB issued SFAS 141R, Business Combinations ("SFAS 141R"), which replaces FASB SFAS 141, Business Combinations. This Statement retains the fundamental requirements in SFAS 141 that the acquisition methods of accounting be used for all business combinations and for an acquirer to be identified for each business combinations. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously theses costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquires, liabilities assumed, and any non-controlling interest in the acquired at he acquisition date, at their fair values as of that date. This compares to the costs allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standard are to be applied prospectively only. Upon adoption of this standard, there would be no impact on the Company's results of operation and financial conditions for acquisitions previously completed. The adoption of SFAS No. 141R is not expected to have a material effect on our consolidated financial position, results of operation or cash flows.

In March 2008, The Financial Accounting Standards Board ("FASB") issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161 is not expected to have a material effect on our consolidated financial position, results of operation or cash flows.

4.	COMMON STOCK

On November 30, 2007, the Company issued 4,500,000 shares of the Company at $0.001 per share for cash proceeds of $4,500, of which 4,000,000 shares were issued to the President of the Company for $4,000.

During the period from March 11 to 18, 2008, the Company issued 760,000 shares of the Company at $0.01 per share for cash proceeds of $7,600.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

5.	RELATED COMPANY TRANSACTIONS

During the period ended June 30, 2008 the Director subscribed for 4,000,000 shares in the Company at $0.001 per share for a total amount of $4,000.

On March 31, 2008, the President and major shareholder of the Company loaned $8,000 to the Company for working capital. The loan is unsecured, payable on March 31, 2009 and bears interests at 10% per annum.

6.	INCOME TAXES

No provision was made for income tax for the period ended June 30, 2008 as the Company and its subsidiary had operating losses. In the period ended June 30, 2008 the Company and its subsidiary incurred net operating losses for tax purposes of approximately $2,950 and $3,192, respectively. Total net operating losses carried forward at June 30, 2008, (i) for Federal and State purposes were $2,950 and $2,950, respectively and (ii) for its entities outside of the United States were $3,192 for the period ended June 30, 2008. The net operating loss carry-forward may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant differences between reportable income tax and statutory income tax. The gross deferred tax asset balance as of June 30, 2008 was approximately $1,001 of which $442 was for US federal income tax and $559 was for Hong Kong income tax. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured.

As reconciliation between the income taxes computed at the Hong Kong statutory rate and the Group's provision for income taxes is as follows:

June 30
2008
$

Hong Kong statutory rate	17.5%
Valuation allowance - Hong Kong Rate	(17.5%)
---------------
Provision for income tax	-
==========

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

7.	COMMITMENT

On March 25, 2008, the Company entered into an agreement to evaluate a PBC Recyclable Process for the U.S.A. market. An initial refundable $10,000 was paid and a further $40,000 is required to be paid for the technology license by September 30, 2008, provided that the Company has successfully evaluated the technology for the U.S.A. market.

2	Unaudited consolidated financial statements for the three months ended September 30, 2008 of the Company.
CONTENTS	PAGE

CONSOLIDATED BALANCE SHEET - SEPTEMBER 30, 2008 (UNAUDITED)	F14

CONSOLIDATED STATEMENTS OF OPERATIONS - THREE MONTHS ENDED SEPTEMBER 30, 2008 AND FROM OCTOBER 31 2007 (INCEPTION) TO SEPTEMBER 30, 2008 (UNAUDITED)	F15

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - FROM OCTOBER 31, 2007 (INCEPTION) TO SEPTEMBER 30, 2008 (UNAUDITED)	F16

CONSOLIDATED STATEMENTS OF CASH FLOWS - THREE MONTHS ENDED SEPTEMBER 30, 2008 AND FROM OCTOBER 31, 2007 (INCEPTION) TO SEPTEMBER 30, 2008 (UNAUDITED)	F17

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F18 - F25

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
AS AT SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)
	Note	September 30, 2008	June 30, 2008
ASSETS		(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents		$6,552	$6,733
Deposit on license technology		10,000	10,000
		--------------------	-------------------
Total assets		$16,552	$16,733
		=============	=============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses		$5,800	$2,650
Other payable		125	125
Shareholder loan		8,000	8,000
		-------------------	-------------------
Total current liabilities		13,925	10,775
		-------------------	-------------------

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized; 5,260,000 shares issued and outstanding	4	5,260	5,260
Additional paid up capital	4	6,840	6,840
Deficit accumulated during the development stage		(9,473)	(6,142)
		-------------------	-------------------
Total stockholders' equity		2,627	5,958
		-------------------	-------------------
Total liabilities and stockholders' equity		$16,552	$16,733
		=============	=============

See accompanying notes to the consolidated financial statements

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATION
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND FROM OCTOBER 31, 2007 (INCEPTION) TO SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)
		For the Period
	For the Three	from October 31,
	Months Ended	2007 (Inception)
	September 30,	to September 30,
	2008	2008
	----------------------	----------------------

Net revenues	$-	$-
Cost of revenues	-	-
	----------------------	----------------------
Gross profits	-	-

Other general and administrative expenses	3,131	9,073
	----------------------	----------------------
Loss from operations	(3,131)	(9,073)

Other expenses
Interests	200	400
	----------------------	----------------------
Net loss	$(3,331)	$(9,473)
	=============	=============

Weighted average basic and diluted shares outstanding	5,260,000	5,260,000
	=============	=============

Loss per share - basic and diluted	$(0.00)	$(0.00)
	=============	=============

*Basic and diluted weighted average number of shares is the same since the Company does not have any dilutive securities

See accompanying notes to the consolidated financial statements

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)
				Deficit
				accumulated
	Common stock		Additional	during the	Total
	---------------------------		paid-in	development	stockholders'
	Shares	Amount	capital	stage	equity
	----------------	----------------	----------------	----------------	---------------
Balance at October 31, 2007	-	$-	$-	$-	$-
(inception)

Issuance of founder shares for
cash at $0.001 per share -
November 30, 2007	4,500,000	4,500	-	-	4,500

Sale of shares for cash at $0.01
per share - March, 2008	760,000	760	6,840	-	7,600

Net loss	-	-	-	(6,142)	(6,142)
	----------------	----------------	----------------	----------------	---------------

Balance at June 30, 2008	5,260,000	5,260	6,840	(6,142)	5,958

Net loss	-	-	-	(3,331)	(3,331)
	----------------	----------------	----------------	----------------	---------------

Balance at September 30, 2008	5,260,000	$5,260	$6,840	$(9,473)	$2,627
	=========	=========	=========	=========	========

See accompanying notes to the consolidated financial statements

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND FROM OCTOBER 31, 2007 (INCEPTION) TO SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)
		For the Period
	For the Three	from October 31, 2007
	Months Ended	(Inception) to
	September 30, 2008	September 30, 2008
	-----------------------	------------------------
Cash Flows from Operating Activities:
Net Loss	$(3,331)	$(9,473)

Adjustments to Reconcile Net Loss to Net Cash Used
in Operating Activities:
Changes in Assets and Liabilities:
Increase in Accrued Expenses	3,150	5,800
Increase in Other Payable	-	125
Deposit on License Technology	-	(10,000)
Shareholder loan	-	8,000
	-------------------	-------------------
Net Cash Used in Operating Activities	(181)	(5,548)
	-------------------	-------------------
Cash Flows from Investing Activities:	-	-
	-------------------	-------------------
Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	-	12,100
	-------------------	-------------------
Net Cash Provided by Financing Activities	-	12,100
	-------------------	-------------------
Increase in Cash	(181)	6,552

Cash - Beginning of Period	6,733	-
	-------------------	-------------------
Cash - End of Period	$6,552	$6,552
	============	============

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-	$-
	============	============
Income Taxes Paid	$-	$-
	============	============

See accompanying notes to the consolidated financial statements

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)

1.	ORGANIZATION

Oakridge International Corporation (the "Company") is a Nevada corporation, incorporated on October 31, 2007. The Company is currently a development stage enterprise, as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 "Accounting and Reporting for Enterprises in the Development Stage". The Company's office is located in Hong Kong, China and its principal business will include trading of Printed Circuit Boards ("PCB"), and the establishment of PCB recyclable operation in USA and in Asia..

As of March 25, 2008, the Company has commenced its operations in the PCB recycle business by entering into a contract to acquire the PCB recycle license technology and commenced the evaluation of such technology. See note 7 for details.

2.	UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated any revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

As of September 30, 2008, the Company has generated no revenue and has incurred an accumulated deficit since inception totaling $9,473 at September 30, 2008 and its current assets exceed its current liabilities by $2,627. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company's ability to continue as a going concern.

The Company has filed an S-1 Registration Statement with the United States Securities and Exchange Commission to register 610,000 share of common stock for sale by certain selling shareholders at $0.02 per share for gross proceeds of $12,200. The Company will not receive any proceeds with respect to the resale of shares held by existing shareholders.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the period ended June 30, 2008. They do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements for the period ended June 30, 2008 included in the Company Form 10-KSB filed with the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and results of operations for the interim period presented have been included. Operating results for the interim period are not necessary indicative of the results that may be expected for the respective full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements for the three months period ended September 30, 2008 include the financial statements of the Company and its wholly owned subsidiary Waytop Asia Pacific Limited. The results of subsidiary acquired or sold during the period are consolidated from their effective dates of acquisition or through their effective dates of disposition, respectively.

All significant inter-company transactions and balances have been eliminated on consolidation.

Name of Company	Place of incorporation	Attributable Interest

Waytop Asia Pacific Limited	Hong Kong	100%

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Income Tax

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52, "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Hong Kong dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock. The Company has not issued any stock or share based payments since its inception.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No.104, "Revenue Recognition in Financial Statements" ("SAB104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer or services have been provided, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements

In February 2007, the Financial Accounting Standard Board ("FASB") issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning on January 1, 2008. The Company does not anticipate that the adoption of this standard will have a material impact on these consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 ("SAB 110"). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of "plain vanilla" options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company's consolidated financial statements.

In December 2007, the Financial Accounting Standards Board issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51". SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements but does not expect it to have a material effect.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED)
(Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements (continued)

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 141(R), "Business Combinations". SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, an any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS 141(R) on its consolidated financial statements but does not expect it to have a material effect.

In March 2008, the Financial Accounting Standards Board issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities." The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161 is not expected to have a material effect on our consolidated financial position, results of operation or cash flows.

4.	COMMON STOCK

On November 30, 2007, the Company issued 4,500,000 shares of the Company at $0.001 per share for cash proceeds of $4,500, of which 4,000,000 shares were issued to the President of the Company for $4,000.

During the period from March 11 to 18, 2008, the Company issued 760,000 shares of the Company at $0.01 per share for cash proceeds of $7,600.

5.	RELATED COMPANY TRANSACTIONS

During the period ended June 30, 2008 the Director subscribed for 4,000,000 shares in the Company at $0.001 per share for a total amount of $4,000.

On March 31, 2008, the President and major shareholder of the Company loaned $8,000 to the Company for working capital. The loan is unsecured, payable on March 31, 2009 and bears interests at 10% per annum.

6.	INCOME TAXES

No provision was made for income tax for the period from October 31, 2007 (Inception) to September 30, 2008 as the Company and its subsidiary had operating losses. In the period ended September 30, 2008, the Company and its subsidiary incurred net operating losses for tax purposes of approximately $5,536 and $3,937, respectively. Total net operating losses carried forward at September 30, 2008, (i) for Federal and State purposes were $5,536 and $5,536, respectively and (ii) for its entities outside of the United States were $3,937 for the period ended September 30, 2008. The net operating loss carry-forward may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. The gross deferred tax asset balance as of September 30, 2008 was approximately $1,519 of which $830 was for US federal income tax and $689 was for Hong Kong income tax. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured.

As reconciliation between the income taxes computed at the United States and Hong Kong statutory rate and the Group's provision for income taxes is as follows:

September 30
2008
$
United States federal income tax rate	15%
Valuation allowance-US federal income tax	(15%)
------------
Provision for income tax	-
==========
Hong Kong statutory rate	17.5%
Valuation allowance - Hong Kong Rate	(17.5%)
------------
Provision for income tax	-
==========

7.	COMMITMENT AND CONTINGENECY

On March 25, 2008, the Company entered into an agreement to evaluate a Recyclable Process for the U.S.A. market. An initial refundable $10,000 was paid and a further $40,000 is required to be paid for the technology license by September 30, 2008, provided that the Company has successfully evaluated the technology for the U.S.A. market.

Subsequently in September 30, 2008, the technology license agreement was extended by mutual consent for another six months to 31 March, 2009.

8.	SUBSEQUENT EVENT

On October 23, 2008, the Company issued a purchase order to buy 80 tons of scrap PCBs for about USD19,276 from waste trader.